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                           AMENDED AND RESTATED BYLAWS


                                       OF


                             COGENTRIX ENERGY, INC.



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                                               Effective as of December 19, 1997


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                      INDEX OF AMENDED AND RESTATED BYLAWS

                                       OF

                             COGENTRIX ENERGY, INC.


                                    ARTICLE I

OFFICES

                  Section 1.        Principal Office
                  Section 2.        Registered Office
                  Section 3.        Other Offices


                                   ARTICLE II

MEETINGS OF SHAREHOLDERS

                  Section 1.        Annual Meeting
                  Section 2.        Substitute Annual Meeting
                  Section 3.        Special Meetings
                  Section 4.        Place of Meeting
                  Section 5.        Notice of Meeting
                  Section 6.        Waiver of Notice
                  Section 7.        Closing of Transfer Books or
                                    Fixing of Record Date
                  Section 8.        Voting Lists
                  Section 9.        Voting Groups
                  Section 10.       Quorum
                  Section 11.       Proxies
                  Section 12.       Voting of Shares
                  Section 13.       Votes Required
                  Section 14.       Action of Shareholders Without Meeting


                                   ARTICLE III

BOARD OF DIRECTORS

                  Section 1.        General Powers
                  Section 2.        Number, Term and Qualifications
                  Section 3.        Vacancies
                  Section 4.        Removal
                  Section 5.        Compensation


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                                   ARTICLE IV

MEETINGS OF DIRECTORS

                  Section 1.        Regular Meetings
                  Section 2.        Special Meetings
                  Section 3.        Notice
                  Section 4.        Waiver of Notice
                  Section 5.        Quorum
                  Section 6.        Manner of Acting
                  Section 7.        Presumption of Assent
                  Section 8.        Action by Directors Without Meeting
                  Section 9.        Meetings by Conference Telephone


                                    ARTICLE V

COMMITTEES OF THE BOARD

                  Section 1.        Executive Committee
                  Section 2.        Other Committees
                  Section 3.        Vacancy
                  Section 4.        Removal
                  Section 5.        Minutes
                  Section 6.        Responsibility of Directors


                                   ARTICLE VI

OFFICERS

                  Section 1.        Officers of the Corporation
                  Section 2.        Appointment and Term
                  Section 3.        Compensation of Officers
                  Section 4.        Removal of Officers
                  Section 5.        Bonds
                  Section 6.        Chief Executive Officer
                  Section 7.        Chief Operating Officer
                  Section 8.        Chairman
                  Section 9.        Vice Chairman
                  Section 10.       President
                  Section 11.       Vice Presidents
                  Section 12.       Secretary
                  Section 13.       Assistant Secretaries
                  Section 14.       Treasurer
                  Section 14.       Assistant Treasurers


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                                   ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  Section 1.        Contracts
                  Section 2.        Loans
                  Section 3.        Checks and Drafts
                  Section 4.        Deposits


                                  ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  Section 1.        Certificates for Shares
                  Section 2.        Transfer of Shares
                  Section 3.        Lost Certificates
                  Section 4.        Holder of Record


                                   ARTICLE IX

GENERAL PROVISIONS

                  Section 1.        Distributions
                  Section 2.        Seal
                  Section 3.        Fiscal Year
                  Section 4.        Pronouns
                  Section 5.        Amendments


                                    ARTICLE X

INDEMNIFICATION

                  Section 1.        Coverage
                  Section 2.        Indemnification Limitations
                  Section 3.        Payment
                  Section 4.        Evaluation
                  Section 5.        Consideration
                  Section 6.        Definitions

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             COGENTRIX ENERGY, INC.
                            (as of December 19, 1997)


                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be located in Charlotte, Mecklenburg County, North Carolina, or at such other place as the Board of Directors shall determine.

         Section 2. Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical to the principal office. The address of the registered office may be changed from time to time by the Board of Directors.

         Section 3. Other Offices. The corporation may, from time to time, have offices at such places, either within or without the State of North Carolina, as the Board of Directors may designate or as the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Thursday in the month of March in each year, at the hour of 9:30 o'clock a.m. or such other time on such day designated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North Carolina, such meeting shall be held on the next succeeding business day.

         Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws for the annual meeting of shareholders, or at any adjournment thereof, then a substitute annual meeting may be called in accordance with Section 3 of this Article and the meeting so called shall be designated and treated for all purposes as the annual meeting.


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         Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer or by the Board of Directors or shall be called by the Secretary at the written request of shareholders holding at least one-tenth of all shares entitled to vote at the meeting. Any such shareholder request must be signed, dated and delivered to the Secretary and must describe the purpose or purposes for which the meeting is to be held.

         Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of North Carolina, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

         Section 5. Notice of Meeting. Written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid. In addition to the foregoing, notice of a substitute annual meeting shall state that the annual meeting was not held on the day designated by these Bylaws and that such substitute annual meeting is being held in lieu of and is designated as such annual meeting.

         If a meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         Section 6.  Waiver of Notice.

                  (a) A shareholder may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                  (b)      A shareholder's attendance at a meeting:

                           (1) waives objection to lack of notice or defective
                  notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

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                           (2) waives objection to consideration of a particular
                  matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

         Section 7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) full days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, and except where the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 8. Voting Lists. After fixing a record date for a meeting, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of N.C. Gen. Stat. (6)55-16-02(c), as may be hereafter amended, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The Secretary of the corporation shall



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make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 9. Voting Groups. All shares of one or more classes or series that under the Articles of Incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law.

         Section 10. Quorum. Except as provided in the immediately following sentence, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of such shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         Section 11. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact.

         An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a different period is expressly provided in the appointment form.

         Section 12. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

         Shares of its own stock owned by the corporation directly, or indirectly through a corporation in which it owns, directly or indirectly, a majority of the shares entitled to vote for directors, shall not be voted at any meeting and shall not be counted in determining the total



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number of outstanding shares at a given time entitled to vote; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

         At each election for directors every shareholder entitled to vote at such election shall have the right (i) to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote or (ii) to cumulate his votes for directors; provided, that shares otherwise entitled to vote cumulatively may not be voted cumulatively at a particular meeting unless: (a) the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized; or (b) a shareholder or proxy who has the right to cumulate his votes announces in open meeting, before voting for directors starts, his intention to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person and by proxy, and shall thereupon grant a recess of not less than one hour nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

         Section 13. Votes Required. The vote of a majority of the shares voted at a meeting of shareholders, duly held at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. Any provision in these Bylaws prescribing the vote required for any purpose as permitted by law may not itself be amended by a vote less than the vote prescribed therein.

         Section 14. Action of Shareholders Without Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents signed by all the shareholders before or after such action, describing the action taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.


                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors.

         Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be nine (9).

         The directors shall be elected at the annual meeting of the shareholders (except as herein otherwise provided for the filling of vacancies) and each director shall hold office until the next



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annual shareholders' meeting following his election or until such director's earlier death, resignation, retirement, removal or disqualification. A decrease in the number of directors shall not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to serve until a successor shall be elected or qualifies or until there is a decrease in the number of directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

         Section 3. Vacancies. Except as otherwise provided by law or the Articles of Incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum or by the sole remaining director. Any vacancy created by an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders.

         Any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         At a special meeting of shareholders the shareholders may elect a director to fill any vacancy not filled by the directors.

         Section 4. Removal. Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal shall be sufficient to elect a director if such shares could be voted cumulatively at an annual election.

         Section 5. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending meetings of the Board.


                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

         Section 1. Regular Meetings. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. In addition to the annual meeting of the Board of Directors, the Board of Directors shall meet once in each calendar quarter, other than the calendar quarter in which the annual meeting occurs, on such dates established annually in advance by the Board of Directors of the Corporation. The Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings without other notice than such resolution.


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         Section 2. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of North Carolina, as the place for holding any special meeting of the Board of Directors called by them.

         Section 3. Notice. The person calling the meeting shall give or cause to be given oral or written notice of special meetings of the Board of Directors to each director not less than three (3) days before the date of the meeting by any usual means of communication.

         Neither the business transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 4.  Waiver of Notice.

                  (a) A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection (b), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for filing with the minutes or corporate records.

                  (b) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to action taken at the meeting.

         Section 5. Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the Directors fixed by these Bylaws shall constitute a quorum for the transaction of business.

         Section 6. Manner of Acting. If a quorum is present when a vote is taken, the affirmative act of the majority of the directors present is the act of the Board of Directors, except as otherwise provided in these Bylaws.

         Section 7. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                  (a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

                  (b) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

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                  (c) He files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 8. Action by Directors Without Meeting. Action required or permitted by law to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken under this Section is effective when the last director signs the consent unless the consent specifies a different effective date. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

         Section 9. Meetings by Conference Telephone. Any one or more directors, upon reasonable notice to the Secretary of the Corporation, may participate in a meeting of the Board or a committee by means of a conference telephone or similar communications device by which all directors participating may simultaneously hear each other during the meeting, and such participation in a meeting shall be deemed presence in person at such meeting.


                                    ARTICLE V

                             COMMITTEES OF THE BOARD

         Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by applicable law; provided, however, that one of the designees must be a director who owns less than five percent (5%) of the common stock of the Corporation.

         Section 2. Other Committees. The Board of Directors may create one or more other committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of:

                  (a) A majority of all the directors in office when the action is taken; or

                  (b) The number of directors constituting a quorum under the Articles of Incorporation or these Bylaws.

         Section 3. Vacancy. Any vacancy occurring in any committee shall be filled by a majority of the number of directors fixed by these Bylaws at a regular or special meeting of the Board of Directors.


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         Section 4. Removal. Any member of a committee may be removed at any time with or without cause by a majority of the number of directors fixed by these Bylaws.

         Section 5. Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

         Section 6. Responsibility of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

         Any resolutions adopted or other action taken by a committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors.

         If action taken by a committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.


                                   ARTICLE VI

                                    OFFICERS

         Section 1. Officers of the Corporation. The executive officers of the corporation shall consist of a Chief Executive Officer, a Chief Operating Officer, a Chairman, a President, a Secretary, a Treasurer and such Vice Chairmen, Executive Vice Presidents, Group Senior Vice Presidents, and such other officers as the Board of Directors may from time to time appoint. The Chief Executive Officer may appoint officers of the corporation, other than the executive officers, provided that each such other officer shall be subordinate to an executive officer. The same individual may simultaneously hold more than one office in the corporation, but no individual may act in more than one capacity where action of two or more officers is required.

         Section 2. Appointment and Term. The executive officers of the corporation shall be appointed by the Board of Directors. Officers other than the executive officers may be appointed by the Chief Executive Officer. Each officer shall hold office until his/her death, resignation, retirement, removal, disqualification or his/her successor shall have been appointed. The appointment of an officer does not itself create contract rights.

         Section 3. Compensation of Officers. The base salary and annual performance bonus for the Chief Executive Officer of the corporation shall be fixed by the Board of Directors after receiving the recommendation of the Compensation Committee. The base salary of all other officers of the corporation shall be fixed by the Chief Executive Officer. Notwithstanding the foregoing, the annual and any special adjustment to base salary applicable to all exempt employees of the corporation shall be effective for all officers without specific approval by the Board of Directors or the Chief Executive Officer. No officer whose base salary is fixed by the Board of Directors shall serve the corporation in any other capacity and receive additional compensation



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therefor from the corporation unless such additional compensation be authorized by the Board of Directors.

         Section 4. Removal of Officers. The Board of Directors may remove any officer at any time with or without cause, but such removal shall not itself affect the officer's contract rights, if any, with the corporation.

         Section 5. Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         Section 6. Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, supervise the management of the corporation. He shall, when present, preside at all meetings of the shareholders and at all meetings of the Board of Directors.

         He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 7. Chief Operating Officer. The Chief Operating Officer of the corporation, subject to the control of the Board of Directors and supervision and direction of the Chief Executive Officer, shall supervise and control the day-to-day operation of the corporation in accordance with these Bylaws.

         In the absence of the Chief Executive Officer, or in the event of the death, inability or refusal to act of the Chief Executive Officer, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He shall sign any deeds, mortgages, bonds, contract, or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Chief Executive Officer or by the Board of Directors. The Chief Operating Officer may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation.

         Section 8. Chairman. The Chairman shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws. The Chairman may sign, with the



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Secretary or an Assistant Secretary, certificates for shares of the corporation.
Unless the Board of Directors indicates otherwise, the Chairman shall be the Chief Executive Officer.

         Section 9. Vice Chairmen. Each Vice Chairman shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws. Each Vice Chairman may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation.

         Section 10. President. The President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation. Unless the Board of Directors indicates otherwise, the President shall be the Chief Operating Officer.

         Section 11. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe, and shall perform such duties as may be prescribed in these Bylaws. Each Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation.

         Section 12. Secretary. The Secretary shall: (a) attend all meetings of the shareholders and of the Board of Directors, keep the minutes of such meetings in one or more books provided for that purpose, and perform like duties for the standing committees when required; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Board of Directors, by the Chief Executive Officer, or by the Chief Operating Officer, under whose supervision he shall be.

         The Secretary shall keep or cause to be kept in the State of North Carolina at the corporation's principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and such other records as are required to be kept at the corporation's principal office by N.C. Gen. Stat.
(6)55-16-01 and any successor to such statute.

         Section 13. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, any Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as



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may be assigned to them by the Secretary, by the Chief Executive Officer, by the
Chief Operating Officer, or by the Board of Directors.

         Any Assistant Secretary may sign, with the Chief Executive Officer, the Chief Operating Officer, the Chairman, a Vice Chairman, the President or a Vice President, certificates for shares of the corporation.

         Section 14. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Article VII, Section 4 of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the Chief Operating Officer, or by the Board of Directors.

         Section 15. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the Chief Executive Officer, by the Chief Operating Officer, or by the Board of Directors.


                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.


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                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as shall be determined by the Board of Directors. Certificates shall be signed by the Chief Executive Officer, the Chief Operating Officer, the Chairman, a Vice Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, when shares are represented by certificates, on surrender for cancellation of the certificate for such shares.

         Section 3. Lost Certificates. The Board of Directors or the Chief Executive Officer may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the shareholder. When authorizing such issuance of a new certificate, the Board of Directors or the Chief Executive Officer may require that the shareholder give the corporation a bond in such sum as the Board or the Chief Executive Officer may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed or may require the shareholder to agree to indemnify the corporation against any claims that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed.

         Section 4. Holder of Record. The corporation may treat as an absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its records or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.


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

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 1. Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends pursuant to law and subject to the provisions of its Articles of Incorporation.

         Section 2. Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

         Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

         Section 4. Pronouns. Each reference to pronouns herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require.

         Section 5. Amendments. The Board of Directors may amend or repeal the Bylaws, except to the extent otherwise provided by law, the Articles of Incorporation or a Bylaw adopted by the shareholders, and except that a Bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors unless the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.


                                    ARTICLE X

                                 INDEMNIFICATION

         Section 1. Coverage. Any person who at any time serves or has served as a director or officer of the corporation, serving in a capacity of Vice President or any more senior office, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, or such other person as the Board of Directors may determine, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including reasonable attorneys' fees, actually incurred by him in connection with any threatened, pending or completed action, suit or proceeding (and any appeal thereof), whether civil, criminal, administrative, investigative or arbitrative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including, without limitation, an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.

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

         Section 2. Indemnification Limitations. The corporation shall not be liable under Section 1 of this Article to indemnify or agree to indemnify any person described therein against any liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation, including, but not limited to, any activity from which he derived an improper personal benefit. As used herein, the term, "improper personal benefit," does not include any such person's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer or employee of the corporation.

         Section 3. Payment. Expenses incurred by such person shall be paid in advance of the final disposition of such investigation, action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

         Section 4. Evaluation. The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this Article X, including without limitation, to the extent needed, making a determination that indemnification is permissible under the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the amount of indemnity due him, and giving notice to and obtaining approval by, the shareholders of the corporation.

         Section 5. Consideration. Any person who at any time after the adoption of this Article X serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article X. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification.

         Section 6. Definitions. For purposes of this Article X, terms defined by the North Carolina Business Corporation Act and used but not defined herein shall have the meanings assigned to them by the Act.



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